Exhibit 99.1

Hutchinson Technology Announces Commencement of

Exchange Offer, Tender Offers, and Rights Offering Relating to

Its 3.25% Convertible Subordinated Notes and

Its 8.50% Convertible Senior Notes

Hutchinson, Minn., February 6, 2012 – Hutchinson Technology Incorporated (NASDAQ: HTCH) (the “Company”) announced today that it has commenced an exchange offer, tender offers, and a rights offering relating to its 3.25% Convertible Subordinated Notes due 2026 (“Outstanding 3.25% Notes”) and its 8.50% Convertible Senior Notes due 2026 (“Outstanding 8.50% Notes”). The purpose of the transactions is to improve the Company’s financial flexibility by allowing the Company to retire outstanding debt at a discount to par and reduce outstanding debt that is subject to repurchase at the option of the holder.

Under the terms and subject to the conditions of the Prospectus (defined below), the Company will:

(1)	Offer to exchange any and all of its Outstanding 3.25% Notes for a new series of 8.50% Senior Secured Second Lien Notes due 2017 (the “New Notes”), in an amount equal to $900 principal amount of New Notes for each $1,000 principal amount of Outstanding 3.25% Notes exchanged (the “Exchange Offer”).

(2)	Distribute one right (a “Subscription Right”) to subscribe for one unit (a “Unit”) for every $1,906.075 principal amount of Outstanding 3.25% Notes (the “Rights Offering”). Each Unit consists of $1,000 principal amount of New Notes and a warrant to purchase on a cashless basis 96.725 shares of our common stock, at an exercise price of $0.01 per share for a period of ten years following the issue date (a “Warrant”). The Subscription Rights may be exercised for a payment of $985 per right, which will result in the issuance of one Unit. The Subscription Rights may be exercised only by holders of Outstanding 3.25% Notes who tender all or some of their Outstanding 3.25% Notes in the Exchange Offer and who exercise all of the Subscription Rights corresponding to their Outstanding 3.25% Notes so tendered for exchange (the “Participating Holders”). Any Participating Holder may subscribe for any additional Units not purchased, subject to pro rata distribution of otherwise unsubscribed rights to Units among all Participating Holders electing to subscribe for such additional Units.

(3)	Apply up to an amount of cash equal to the proceeds generated from the Rights Offering, the maximum gross amount of which is $39,400,000 (the “Rights Offering Proceeds”), to offer to purchase for cash up to $49,250,000 aggregate principal amount of its Outstanding 3.25% Notes, in an amount equal to $800 in cash for each $1,000 principal amount of Outstanding 3.25% Notes tendered (the “Outstanding 3.25% Notes Tender Offer”).

(4)	To the extent that the Rights Offering Proceeds exceed the amount necessary to fund the Outstanding 3.25% Notes Tender Offer, apply an amount of cash equal to the lesser of any such excess Rights Offering Proceeds and $20,000,000 to offer to purchase for cash up to $26,666,000 aggregate principal amount of its Outstanding 8.50% Notes, in an amount equal to $750 in cash for each $1,000 principal amount of Outstanding 8.50% Notes tendered (the “Outstanding 8.50% Notes Tender Offer” and, together with the Outstanding 3.25% Notes Tender Offer, the “Tender Offers” and, the Tender Offers and the Exchange Offer collectively, the “Tender/Exchange Offers,” and together with the Rights Offering, the “Transactions”).

A registration statement relating to the New Notes, Subscription Rights, Units, Warrants, and common stock underlying the Warrants has been filed with the Securities and Exchange Commission (the “SEC”) but has not yet become effective. The New Notes may not be issued prior to the time the registration statement becomes effective. The full terms of the Transactions, including descriptions of the New Notes, the material differences between the New Notes and the Outstanding 3.25% Notes, the Rights Offering, and other information relating to the Transactions are contained in the preliminary prospectus and offer to purchase (the “Prospectus”) and the related letters of transmittal, each filed as an exhibit to the Schedule TO filed by the Company with the SEC on February 6, 2012.

The Transactions will expire at 9:00 a.m., New York City time, on March 6, 2012, unless earlier terminated or extended by the Company (the “Expiration Date”). Tenders of Outstanding 3.25% Notes and Outstanding 8.50% Notes may be withdrawn at any time before 9:00 a.m., New York City time, on the Expiration Date. The Subscription Rights will expire without any payment to the holders of unexercised Subscription Rights if they are not exercised by the Expiration Date. The Subscription Rights that have been exercised may not be revoked unless the corresponding Outstanding 3.25% Notes are validly withdrawn from the Exchange Offer. The completion of the Transactions is subject to the conditions described in the Prospectus. Subject to applicable law and certain of our contractual agreements, the Company may waive certain conditions applicable to the Transactions and may extend, terminate or amend the Transactions.

Houlihan Lokey has been retained to act as the dealer manager in connection with the Tender/Exchange Offers. The exchange agent, information agent, and subscription agent for the Transactions is D.F. King & Co. Questions about the terms of the Tender/Exchange Offers may be directed to Houlihan Lokey at its address set forth below. Questions about the terms of the Rights Offering may be directed to the Company at its address set forth below. Other questions regarding the procedures for participating in the Transactions, requests for assistance regarding the process, and requests for additional copies of the Prospectus and transmittal materials governing the Transactions may be directed to D.F. King & Co. at its address set forth below.

Houlihan Lokey 245 Park Avenue New York, NY 10167 Call collect: (212) 497-7864 Attn: Liability Management		D.F. King & Co. 48 Wall Street, 22nd Floor New York, NY 10005 Banks and brokers call: (212) 269-5550 All others call toll free: (800) 758-5880

Hutchinson Technology Investor Relations 40 West Highland Park Drive NE Hutchinson, MN 55350 Call toll free: (800) 689-0755

Holders of the Outstanding 3.25% Notes and Outstanding 8.50% Notes should read the Prospectus and related transmittal materials governing the Transactions before making a decision to tender all or any portion of their Outstanding 3.25% Notes and Outstanding 8.50% Notes for purchase or exchange or before electing to participate in the Rights Offering, if applicable. Holders may obtain these documents free of charge from the exchange, information, and subscription agent at the address and telephone numbers listed above or from the SEC’s website at www.sec.gov.

Neither the Company, its officers, its board of directors, the exchange agent, the information agent, the subscription agent, nor the dealer manager is making any recommendation as to whether holders of the Outstanding 3.25% Notes or Outstanding 8.50% Notes should tender all or any portion thereof for purchase or exchange or whether, if applicable, such holders should exercise their Subscription Rights pursuant to the Rights Offering.

This news release does not constitute an offer to sell the New Notes or Units or the solicitation of an offer to exchange or purchase the Outstanding 3.25% Notes or Outstanding 8.50% Notes, nor will there be any sale of the New Notes or Units in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Transactions are offered only pursuant to the Prospectus.

About Hutchinson Technology Incorporated

Hutchinson Technology is a global technology leader committed to creating value by developing solutions to critical customer problems. Hutchinson Technology’s Disk Drive Components Division is a key worldwide supplier of suspension assemblies for disk drives. Hutchinson Technology’s BioMeasurement Division is focused on bringing new technologies and products to the market that provide information clinicians can use to improve the quality of health care and reduce costs.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including the current market demand for these types of securities and the securities of the Company, the terms and timing of the Transactions and the Company’s ability to achieve the stated purpose of the Transactions. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Other risks that could impact the Transactions include, but are not limited to, those described in detail in the Prospectus under the heading “Risk Factors.” This list of factors is not exhaustive, however, and these or other factors, many of which are outside of our control, could have a material adverse effect on us and our results of operations. Therefore, you should consider these risk factors with caution and form your own critical and independent conclusions about the likely effect of these risk factors on our future performance. All forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update any such forward-looking statements.

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